SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2005

BioMed Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-32261	20-1142292

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation)		Identification No.)

17140 Bernardo Center Drive, Suite 222
San Diego, California 92128

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 485-9840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3

Item 1.01 Entry into a Material Definitive Agreement.

     On April 19, 2005, BioMed Realty Trust, Inc., through its subsidiary, BMR-145 King of Prussia Road LP, entered into a Second Amendment to Radnor Technology and Research Center Office and Cafeteria Lease with Centocor, Inc., a subsidiary of Johnson & Johnson (NYSE: JNJ). Under the amendment, Centocor has agreed to lease an additional 79,667 rentable square feet at BioMed’s King of Prussia property located in Radnor, Pennsylvania from May 1, 2005 through March 31, 2010. The new lease replaces the existing portion of the master lease with an affiliate of The Rubenstein Company, the original seller of the property, with respect to this space. Annualized base rent of approximately $1.3 million and certain tenant reimbursements received under the new lease will correspondingly reduce the rent received under the master lease.

     The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the amendment, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) The following exhibits are filed herewith:

Exhibit
Number	Description of Exhibit
10.1	Radnor Technology and Research Center Office and Cafeteria Lease, dated as of June 21, 2002, between BMR-145 King of Prussia Road LP and Centocor, Inc.
10.2	First Amendment to Lease, dated as of January 19, 2004, between BMR-145 King of Prussia Road LP and Centocor, Inc.
10.3	Second Amendment to Radnor Technology and Research Center Office and Cafeteria Lease, dated as of April 19, 2005, between BMR-145 King of Prussia Road LP and Centocor, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2005	BIOMED REALTY TRUST, INC.
	By:	/s/ ALAN D. GOLD
		Name:	Alan D. Gold
		Title:	Chief Executive Officer